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                                                               EXHIBIT (a)(1)(M)



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Delta Election Confirmation (Ineligible) - Management    EXECUTIVE AND EQUITY PLAN SERVICES
-----------------------------------------------------    1600 MERRILL LYNCH DRIVE
                                                         MAIL STOP 06-02 OCA
                                                         PENNINGTON, NEW JERSEY 08534
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[MERRILL LYNCH LOGO]




DATE


Optionee Name
Address
City, State, ZIP



Dear Optionee Name:

Delta has informed Merrill Lynch that you are no longer eligible to participate in the Delta Air Lines Stock Option Exchange Program. As a result, your previous exchange election is void. The options you elected to exchange will not be cancelled, and you will not receive a replacement grant. These options will retain their original terms and conditions.

If you have any questions, please contact a Merrill Lynch representative at 1-866-297-0391. For calls from outside of the U.S., Canada or Puerto Rico, please contact a Merrill Lynch representative at 1-770-390-7323.


Sincerely,



Merrill Lynch Executive and Equity Plan Services